Exhibit 99.1

On May 24, 2006, RBS Global, Inc. (“RBS Global”) entered into an Agreement and Plan of Merger pursuant to which affiliates of Apollo Management, L.P. (“Apollo”) and certain members of management agreed to purchase RBS Global from The Carlyle Group, the predecessor equity sponsor, through the merger of Chase Merger Sub, Inc., a wholly-owned subsidiary of an Apollo affiliate, Chase Acquisition, Inc., with and into RBS Global (the “Merger”). On July 21, 2006 (the “Merger Date”), the Merger occurred and RBS Global became a direct, wholly-owned subsidiary of Chase Acquisition, Inc. Rexnord Holdings, Inc. owns 100% of Chase Acquisition, Inc.

The accompanying financial information presented subsequent to the Merger Date includes the accounts of Rexnord Holdings, Inc. and its consolidated subsidiaries. The financial information presented prior to the Merger Date represents the accounts of RBS Global and subsidiaries (collectively, the “Predecessor”) and is presented for comparative purposes. Unless otherwise noted, “Rexnord,” “we,” “us,” “our” and the “Company” mean Rexnord Holdings, Inc. and its predecessors and consolidated subsidiaries, including RBS Global and Rexnord LLC. As used in this offering circular, “fiscal year” refers to our fiscal year ending March 31 of the corresponding calendar year (for example, “fiscal year 2008” or “fiscal 2008” means the period from April 1, 2007 to March 31, 2008).

Our Company

We believe we are a leading, global multi-platform industrial company strategically positioned within the markets and industries we serve. Our business is comprised of two strategic platforms: (i) Power Transmission, or PT, and (ii) Water Management, or WM. Our PT products include gears, couplings, industrial bearings, flattop, aerospace bearings and seals, special components and industrial chain and conveying equipment and are marketed globally under brands such as Rex®, Falk™ and Link-Belt®. Our WM products include professional grade specification plumbing, water treatment and waste water control products marketed through widely recognized brand names, including Zurn®, Wilkins®, Aquaflush®, Aquasense®, Aquavantage®, Zurn One Systems®, Ecovantage®, Aquaspec®, Zurn Pex®, Checktronic® , Cam-Seal®, Rodney Hunt® and Golden Anderson™.

We are led by an experienced, high-caliber management team that employs a proven operating system, the Rexnord Business System, or RBS, modeled after the Danaher Business System of the Danaher Corporation. RBS is designed to drive excellence and world class performance in all aspects of our business by focusing on customer satisfaction or the “Voice of the Customer,” while seeking to continuously improve our growth, quality, delivery and cost.

We believe we have a sustainable competitive advantage in both of our platforms as a result of the following attributes:

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We are a leading designer, manufacturer and marketer of highly-engineered, end-user and/or third-party specified products that are mission or project critical for applications where the cost of failure is high;

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We believe we have one of the premier and most widely known brands in the PT and WM markets in which we participate as well as one of the broadest, most extensive product offering. We estimate that over 85% of our total net sales come from products in which we have leading market share positions;

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Over the past 100 years, we have established an extensive installed base of our products that provides us the opportunity to capture significant, recurring after-market revenues at attractive margins as a result of a “like-for-like” replacement dynamic;

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We have extensive distribution networks in both platforms; in PT we have over 400 distributor customers with more than 2,200 branches serving our customers globally; in WM we have over 550 independent sales representatives across approximately 170 sales agencies that work directly with our in-house technical team to drive specification of our products;

Our global footprint encompasses 28 PT manufacturing and four PT repair facilities located around the world and 21 WM manufacturing and warehouse facilities in North America, which allows us to meet the needs of our increasingly global customer base as well as our distribution channel partners. We employ approximately 7,400 employees, and for the year ended March 31, 2008, we generated net sales of $1.9 billion and net income of $0.3 million.

Our Strategic Platforms

Our strategy is to build the company around multi-billion dollar, global platforms that participate in end-markets with above-average growth characteristics where we are, or have the opportunity to become, the industry leader. We have successfully completed and integrated several acquisitions and expect to continue to pursue strategic acquisitions inside our existing platforms that will expand our geographic presence, broaden our product lines, or allow us to move into adjacent markets. Over time, we anticipate adding additional platforms to our company. An overview of our existing platforms is outlined below.

Power Transmission (PT)

Our PT products include gears, couplings, industrial bearings, flattop, aerospace bearings and seals, special components and industrial chain and conveying equipment and are marketed globally under brands such as Rex®, FalkTM and Link-Belt®. We sell our PT products into a diverse group of attractive end-market industries including aerospace, agri-farm, air handling, cement and aggregates, chemicals, construction equipment, energy, beverage and container, forest and wood products, marine, material and package handling, mining, natural resource extraction and petrochemical.

Over the past century, we have established long-term relationships with original equipment manufacturers, or OEMs, and end users serving a wide variety of industries. As a result of our long-term relationship with OEMs and end users, we have created a significant installed base for our PT products, which are consumed or worn in use and have a relatively predictable replacement cycle. We believe this replacement dynamic drives recurring aftermarket demand for our products through our distribution customers. We estimate that approximately 45% of our North American PT net sales are to distributors. Most of our products are critical components in large scale manufacturing processes, where the cost of component failure and resulting downtime is high. We believe our reputation for superior quality products and our ability to meet lead times as short as one day are highly valued by our customers, as demonstrated by their strong preference to replace their worn Rexnord products with new Rexnord products. Our customers’ preference to replace “like-for-like” products, combined with our significant installed base, enables us to achieve premium pricing, generates a source of recurring revenue and provides us with a competitive advantage.

For our fiscal year ended March 31, 2008, our international PT net sales (as measured on a destination basis) were approximately 40% of our total PT net sales.

Set forth below are our PT net sales for fiscal 2008 by end market customer and by geographic destination:

Water Management (WM)

Our WM products include professional grade specification plumbing, water treatment and waste water control products marketed through widely recognized brand names, including Zurn®, Wilkins®, Aquaflush®, Aquasense®, Aquavantage®, Zurn One Systems®, Ecovantage®, Aquaspec®, Zurn Pex®, Checktronic® , Cam-Seal®, Rodney Hunt® and Golden Anderson™.

Over the past century, we believe our WM platform has established itself as an innovator and leading designer, manufacturer and distributor of highly engineered water products and solutions that deliver water conservation, safety & hygiene, treatment, and control & comfort to the infrastructure construction, commercial construction and, to a lesser extent, the residential construction end markets. Segments of the infrastructure end market include: municipal water and wastewater, transportation, government, health care and education. Segments of the commercial construction end market include: lodging, retail, dining, sports arenas, and warehouse/office. The demand for our WM products is primarily driven by new infrastructure, commercial, and residential construction. Additionally, we believe there is a significant opportunity for future growth by selling and distributing a number of our products into the expanding renovation and repair market.

Our WM products are principally specification-driven, project-critical and typically account for a low percentage of the overall project cost. We believe the combination of a specification-driven product requirement, coupled with an extensive distribution network, creates a high level of end-user loyalty for our products and allows us to maintain leading market shares in the majority of our product lines. We believe we have become a market leader in the industry by meeting the stringent third party regulatory, building and plumbing code requirements and subsequently achieving specification of our products into projects and applications. The majority of these stringent testing and regulatory approval processes are completed through the University of Southern California (“USC”), the National Sanitation Foundation (“NSF”) or the American Water Works Association (“AWWA”), prior to the commercialization of our products.

Our WM platform has an extensive network of approximately 550 independent sales representatives across approximately 170 sales agencies in North America who work with local engineers, contractors, builders and architects to specify, or “spec-in,” our WM products for use in construction projects. Specifically, it has been our experience that, once engineers, contractors, builders or architects have specified our product with satisfactory results, they will generally continue to use our products in future projects. Approximately 80% of our WM platform net sales come from products that are specified for use in a project by engineers, contractors, builders or architects. The inclusion of our products with project specification, combined with our ability to innovate, engineer and deliver products and systems that save time and money for engineers, contractors, builders and architects, have resulted in growing demand for our WM products. Our WM distribution model is predicated upon maintaining high product availability near our customers. We believe that this model provides us with a competitive advantage as we are able to meet our customer demand with local inventory at significantly reduced lead times as compared to others in our industry.

Set forth below are our WM net sales for fiscal 2008 by end market customer adjusted to assume the acquisition of GA Industries, Inc. (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – The GA Acquisition”) was completed on April 1, 2007 and by geographic destination:

Our Markets

As we view the markets in which we participate, we take the perspective of served or addressable markets as the basis in which to evaluate our competitive position. We generally do not participate in segments of our served markets that are thought of as commodities or in applications that do not require differentiation based on product quality, reliability and innovation. In both platforms, we believe the end markets we serve span a broad and diverse array of commercial and industrial end markets with solid fundamental long-term growth characteristics.

Power Transmission Market

According to Industrial Market Information, Inc., the North American PT market generates approximately $84 billion in annual net sales. Of this overall estimated PT market, the relevant or served North American market for our current product offerings is approximately $5.5 billion in net sales per year. Globally, we estimate our served market to be approximately $12 billion in net sales per year. The PT market is relatively fragmented with most participants having single or limited product lines and serving specific geographic markets. While we compete with certain domestic and international competitors across a portion of our product lines, we do not believe that any one competitor directly competes with us on all of our product lines. The industry’s customer base is broadly diversified across many sectors of the economy. We believe that growth in the PT market is closely tied to overall growth in industrial production, which we believe has significant long-term growth fundamentals.

PT products are generally critical components in the machinery or plant in which they operate, yet they typically account for a low percentage of an end user’s total production cost. We believe, because the costs associated with PT product failure to the end user can be substantial, end users in most of the markets we serve focus on PT products with superior quality, reliability and availability, rather than considering price alone, when making a purchasing decision. We believe that the key to success in our industry is to develop a reputation for quality and reliability, as well as create and maintain an extensive distribution network which we believe leads to strong recurring aftermarket revenues, attractive margins on products and market share gain.

The PT market is also characterized by the need for sophisticated engineering experience, the ability to produce a broad number of niche products with very little lead time and long-standing customer relationships. We believe entry into our markets by competitors with lower labor costs, including foreign competitors, will be limited due to the fact that we manufacture highly specialized niche products that are critical components in large scale manufacturing processes, where the cost of component failure and resulting downtime is high. In addition, we believe there is an industry trend of customers increasingly consolidating their vendor bases, which we expect should allow suppliers with broader product offerings to capture additional market share.

Water Management Market

According to the U.S. Census Bureau, U.S. nonresidential construction expenditures were approximately $628.7 billion in 2007. We estimate that the relevant market within U.S. non-residential construction for all of our WM product offerings is approximately $4.5 billion.

We believe the segment in which our WM platform participates is relatively fragmented and that most competitors offer more limited product lines. While we compete with certain of our competitors across a portion of our product lines, we do not believe that any one competitor directly competes with us on all of our product lines.

We believe the areas of the water management industry in which we compete are closely tied to growth in infrastructure and commercial construction, which we believe have significant long-term growth fundamentals. Historically, the infrastructure and commercial construction industry has been more stable and less vulnerable to down-cycles than the residential construction industry. Compared to residential construction cycles, downturns in infrastructure and commercial construction have been shorter and less severe, and upturns have lasted longer and had higher peaks in terms of spending and square footage put in place.

Water management products tend to be project-critical and high value-add and typically are a low percentage of overall project cost. We believe the combination of these features creates a high level of end-user loyalty. Demand for these products is influenced by regulatory, building and plumbing code requirements. Many water management products must be tested and approved by USC, NSF, or AWWA before they may be sold. In addition, many of these products must meet detailed specifications set by water management engineers, contractors, builders and architects. As a result, these products are highly engineered to meet these precise specifications and stringent regulatory requirements.

The WM industry’s specification-driven end markets require manufacturers to work closely with engineers, contractors, builders and architects in local markets across the United States to design specific applications on a project-by-project basis. As a result, building and maintaining relationships with engineers, contractors, builders and architects who specify or “spec-in” products for use in construction projects and having the flexibility in design and product innovation is critical to compete effectively. Companies with a strong network of such relationships have a competitive advantage. In our WM platform, we utilize over 550 independent sales representatives across approximately 170 sales agencies nationwide to work directly with our technical in-house team and engineers, contractors, builders and architects to specify our WM products in their projects. Specifically, it has been our experience that, once an engineer, contractor, builder or architect has specified a company’s product with satisfactory results, they will generally continue to use our products in future projects. Approximately 80% of our WM platform net sales come from products that are specified for use in a project by engineers, contractors, builders or architects.

Our Competitive Strengths

Key characteristics of our business that we believe provide us with a competitive advantage and position us for future growth include the following:

The Rexnord Business System. We manage our company with a management philosophy we call RBS. RBS is based on the following principles: (1) a culture that embraces continuous improvement through Kaizen, the Japanese philosophy of continuous improvement; (2) a management process based on strategy deployment—a long-term strategic planning process that determines annual improvement priorities and the actions necessary to achieve those priorities; (3) involvement of all of our associates in the execution of our strategy; and (4) measuring our performance based on “Voice of the Customer.” We believe applying RBS can yield superior growth, quality, delivery and cost positions relative to our competition, resulting in enhanced profitability and ultimately the creation of shareholder value. RBS was established by George Sherman, our Non-Executive Chairman of the Board, former CEO of the Danaher Corporation and architect of the Danaher Business System. Bob Hitt, our CEO, and our management team have led the implementation of RBS throughout the Company. As we have applied RBS over the past five years, we have experienced significant improvements in growth, productivity, cost reduction and asset efficiency and believe there are substantial opportunities to continue to improve our performance as we continue to apply RBS.

Experienced, High-Caliber Management Team. Our management team is led by Bob Hitt, President, Chief Executive Officer and Director. George Sherman, our Non-Executive Chairman of the Board and former CEO of the Danaher Corporation, oversees this management team and plays a key role in establishing the strategic direction of the Company. Other members of the management team include Todd Adams, Senior Vice President and Chief Financial Officer, and George Moore, Executive Vice President, who previously served as Chief Financial Officer of Maytag Corporation and Group Vice President of Finance for Danaher Corporation, and Alex P. Marini, who became the President of our Water Management Group upon completion of the Zurn acquisition and previously served as the President and Chief Financial Officer for Jacuzzi. We believe the overall talent level within our organization is a competitive strength and have added a number of experienced key managers across our platforms over the past several years.

Leading Market Positions in Diversified End Markets. Our high-margin performance is driven by industry leading positions in the diversified end markets in which we compete. We estimate that greater than 85% of our net sales are derived from products in which we have leading market share positions. We believe we have achieved leadership positions in these markets because of our focus on customer satisfaction, extensive offering of quality products, ability to service our customers globally, positive brand perception, highly engineered product lines, extensive specification work and market/application experience. We serve a diverse set of end markets with our largest single end market, mining, accounting for 11% of net sales in fiscal 2008. Other key end markets we participate in include: energy (refining, oil and gas), aerospace, cement & aggregates, beverage & container, agri-farm, infrastructure construction (including water and wastewater treatment) and commercial construction. Finally, approximately 25% of our total net sales are from products sold into our general industrial end market, primarily through our distribution channel as replacement products.

Broad Portfolio of Highly Engineered, Specification-Driven Products. We believe we offer the broadest portfolio of highly engineered, specification-driven, project critical products in the end markets we serve. Our PT products are critical components in the applications in which they operate. Reliability is important to our customers, and the cost of product failure is substantial in relation to the cost of our products, which we believe drives a strong propensity to replace “like-for-like” products. Further, our array of product applications, knowledge and expertise applied across our extensive portfolio of products allows us to work closely with our customers to design and develop solutions tailored to their individual specifications. Within our WM platform, our representatives work directly with engineers, contractors, builders and architects to “spec-in” our WM products early in the design phase of a project. We have found that once an engineer, contractor, builder or architect has specified a company’s product with satisfactory results, they will generally continue to use that company’s products in future projects. Finally, we believe our strong application engineering and new product development capabilities have contributed to our reputation as an innovator in each of our end markets.

Large Installed Base, Extensive Distribution Network and Strong After-Market Revenues. Over the past century we have established relationships with OEMs and end users serving a wide variety of PT industries. As a result of incorporating our PT components into their products, our sales to OEMs and end users have created a significant installed base for our PT products relative to our competitors. This installed base generates significant after-market sales for us because our PT products are consumed in use and must be replaced in relatively predictable cycles. In order to provide our customers with superior service we have cultivated relationships with over 400 distributors nationwide who sell PT products through over 2,200 branches. This distribution network is essential to our success in meeting lead times as short as one day. We estimate that approximately 45% of our PT net sales in North America are to distributors and are primarily driven by the after-market demand for our products. We believe our installed PT base, end-user preference and product line breadth make our product portfolio an attractive package to distributors in the PT industry. Our WM platform has 21 manufacturing and warehouse facilities and uses approximately 70 third-party distribution facilities at which it maintains inventory. This broad distribution network provides us with a competitive advantage and drives demand for our WM products by allowing quick delivery of project critical WM products to our customers facing short lead times. In addition, we believe this extensive distribution network also provides us with an opportunity to capitalize on the expanding renovation and repair market as building owners begin to upgrade existing commercial and institutional bathroom fixtures with high efficiency systems.

Strong Financial Performance and Free Cash Flows. Since implementing RBS, we have established a solid track-record of delivering strong financial performance measured in terms of net sales growth, margin expansion and free cash flow (cash flow from operations less capital expenditures). By continually focusing on improving our overall operating performance and free cash flow conversion, we believe we can create substantial long-term value by using our cash flows to manage our leverage, as well as drive growth through acquisitions over time.

Our Business Strategy

Our overall business strategy is designed to create meaningful shareholder value. We strive to create shareholder value by seeking to deliver above market net sales growth and upper quartile financial performance and cash flow generation when compared to other leading multi-platform industrial companies by driving the key strategies below:

Continue to Apply the Rexnord Business System. The core of our business strategy is to continue to apply RBS to strive for world class performance in quality, delivery and cost throughout our platforms. We believe that as we pursue world class performance throughout all aspects of our business and listen to the “Voice of the Customer,” we can deliver significant organic sales growth, continued margin expansion and significant free cash flow generation while improving customer satisfaction.

Drive Profitable Growth. Our key growth strategies are:

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Accelerate Growth in Key Vertical End Markets—We believe that we have an opportunity to accelerate our overall net sales growth over the next several years by deploying resources to leverage our highly engineered product portfolio, industry expertise, application knowledge and unique manufacturing capabilities into certain key vertical end markets that we expect to have above market growth rate potential. We believe those end markets are mining, energy, aerospace, cement & aggregates, water infrastructure and the renovation and repair of existing commercial buildings and infrastructure.

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Product Innovation and Resourcing Break-throughs—We expect to build on our reputation as a product innovator by continuing to invest in strong application engineering and new product development capabilities based on listening to the “Voice of the Customer.” Our innovation is disciplined and follows a stage-gate process seeking to ensure the commercialization and profitability of new products that meet our expectations. Additionally, we will continue resourcing “break-throughs,” which we define as potential products or other growth opportunities that have an annual net sales potential of $20 million or more over 3-5 years. We believe growing demands for more energy and water conservation products will also provide opportunities for us to grow through innovation in both platforms.

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Drive Specification for Our Products—We intend to increase our installed base and grow aftermarket revenues by continuing to partner with our PT OEMs. Within our WM platform, we intend to leverage our over 550 independent sales representatives across approximately 170 sales agencies nationwide to increase specification for WM products by working directly with engineers, contractors, builders and architects to drive specification for our products in the early design stages of a project.

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Pursue Strategic Acquisitions—We believe the fragmented nature of our PT and WM markets will allow us to continue to identify a number of attractive acquisition candidates in the future that will complement our existing platforms by either broadening our product offerings, expanding geographically or addressing an adjacent market opportunity, all of which should serve to further grow and diversify our business.

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Expand Internationally—We currently generate approximately 30% of our total net sales outside the United States. We believe there is substantial growth potential outside the United States for many of our existing products by expanding distribution, further penetrating key vertical end markets that are growing faster outside the U.S. and selectively pursuing acquisitions that will provide us additional international exposure.

Platform Focused Strategies. We intend to build our business around leadership positions in platforms that participate in multi-billion dollar, global, growing end markets. Within our two existing platforms, we expect to continue to leverage our overall market presence and competitive position to provide further growth and diversification and increase our market share.

Deliver Strong Financial Performance. We expect to continue to deliver strong financial performance through: (1) Sales Growth—growing net sales at rate in excess of the underlying growth within our end markets through market share gains, deeper penetration into international markets and selective strategic acquisitions; (2) Profitability—expanding our margins through cost reduction and productivity initiatives and leveraging the accelerating sales growth; and (3) Asset Efficiency—continuously improving trade working capital performance, particularly by accelerating our inventory turns. We believe this will result in meaningful free cash flows which should enable us to manage our leverage and to pursue strategic acquisitions over time.

Acquisition History

We have successfully completed and integrated several acquisitions and expect to continue to pursue strategic acquisitions inside our existing platforms to expand our geographic presence, broaden our product lines or allow us to move into adjacent markets. In the past three fiscal years we have completed four acquisitions that have significantly expanded our PT platform and established our WM platform. In May 2005, while the Rexnord companies were still owned by The Carlyle Group, Rexnord LLC acquired Falk for approximately $300 million. Falk significantly enhanced our position as a leading manufacturer of highly engineered PT products. By combining our leadership positions in flattop chain, industrial bearings, non-lubricated couplings and industrial chain with Falk’s complementary leadership positions in gears and lubricated couplings, as well as a growing gear repair business, the Falk acquisition resulted in a comprehensive, market-leading product portfolio that we believe to be one of the broadest in the PT industry. Our PT group also acquired the Dalong Chain Company, located in China, in May 2006 for approximately $6 million. The acquisition of Dalong has provided us manufacturing capabilities in Asia with respect to flattop chain, gears, conveying equipment and industrial chain. In February 2007, approximately seven months after Apollo acquired the Rexnord companies from The Carlyle Group in the Merger, we established our WM platform through the acquisition of Zurn for approximately $940 million. Zurn is a leader in the multi-billion dollar non-residential construction and replacement market for plumbing fixtures and fittings. Zurn designs and manufactures plumbing products used in industrial and commercial construction, renovation and facilities maintenance markets in North America and holds a leading market position across most of its businesses. Our WM platform was then expanded through our acquisition of GA Industries, Inc. in January 2008 for approximately $74 million. This acquisition expanded our WM platform into the water and wastewater markets, specifically in municipal, hydropower and industrial environments.

Our Principal Stockholder

Our principal stockholders are investment funds affiliated with, or co-investment vehicles managed by, Apollo Management, L.P., including Apollo Investment Fund VI, L.P. Apollo Investment Fund VI, L.P. is an investment fund with committed capital, along with its co-investment affiliates, of over $11 billion. Apollo Management, L.P., is an affiliate of Apollo Global Management, LLC, a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Paris and Singapore. Apollo Global Management, LLC has assets under management in excess of $40 billion in private equity, hedge funds, distressed debt and mezzanine funds invested across a core group of industries where Apollo Global Management, LLC has considerable knowledge and resources.